TBPE REGISTERED ENGINEERING FIRM F-1580                                          FAX (713) 651-0849
1100 LOUISIANA SUITE 3800      HOUSTON, TEXAS 77002-5218               TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to all references to our firm's name and the inclusion of our report dated May 11, 2010 (reissued September 7, 2010) of the Estimated Future Reserves and Income Attributable to Certain Leasehold Interests as of February 28, 2010 of Mainland Resources Inc. (the "Reserve Report") as an exhibit to the Annual Report on Form 10-K/A for fiscal year ended February 28, 2010 filed with the Securities and Exchange Commission on or about November 9, 2010.

"Ryder Scott Company, L.P."
Ryder Scott Company, L.P.
TBPE Firm License No. F-1580

Houston, Texas
November 9, 2010

1200, 530 8TH AVENUE, S.W.                    CALGARY, ALBERTA T2P 3S8               TEL (403) 262-2799         FAX (403) 262-2790
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